SECURITIES PURCHASE AGREEMENT

EDITEK, Inc.
1238 Anthony Road
Burlington, North Carolina 27215

Re:   Private Offering Of Common Stock

Gentlemen:

In connection with the offer (the "Offering") and proposed issuance of shares ("Common Shares") of common stock of EDITEK, Inc. (the "Company"), the undersigned prospective investor ("the Investor") and the Company hereby agree as follows:

1. Subscription. The Investor hereby subscribes for the purchase of the Common Shares and agrees to purchase the aggregate number of Common Shares set forth on the signature page of this Agreement. The Company, in its sole discretion and for any reason, may accept or reject this purchase in whole or in part at any time not later than 10 days after receipt of this Agreement.

2. Listing of Shares. The Company agrees to make any required listing application with the American Stock Exchange to qualify the Common Shares for trading on the AMEX and use its best efforts to effect such listing.

3. Payment Of Purchase Price. The Investor shall pay for the Common Shares by either wire transfer of funds to the Company at a time designated by the Company (the "Closing"). The number of Common Shares issuable to the Investor shall be equal to the aggregate purchase price of the Common Shares divided by the purchase price per share of the Common Shares, less any fractional shares. The aggregate purchase price of the Common Shares shall be $600,002.25 less an amount corresponding to any fractional shares. The purchase price per share of the Common Shares shall be equal to Seventy Five Percent (75%) of the Market Price of the common stock of the Company. The "Market Price" as used in this Section shall mean the average of the closing prices of the Company's Common Stock on the five
      (5) trading days immediately prior to February 1, 1996 as quoted in The Wall Street Journal.

      The Company undertakes to deliver certificates for the Common Shares within five (5) business days following Closing.

4. Company's Conditions. The Company's obligation to issue and sell the Common Shares shall be subject to the satisfaction (or waiver by it) of the following conditions precedent:

      a) Performance. The Investor shall have tendered payment for the Common Stock.



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      b)   Representations.   Each  representation  and  warranty  made  by  the
           Investor in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date.

      c) Legality. No change shall have occurred in any law, rule or regulation that would prohibit the consummation of any transaction contemplated hereby.

      d) Litigation. No action, proceeding or investigation shall have been instituted or threatened nor shall any order, judgment or decree have been issued or be proposed to be issued by any court, agency or authority to set aside, restrain, enjoin or prevent the consummation of any transaction contemplated hereby.

5. Representations and Warranties. The Investor makes the representations, declarations and warranties set forth in this Section with the intent that the same may be relied upon in determining the Investor's suitability as a purchaser of the Common Shares. If the Investor includes or consists of more than one person or entity, the obligations of the Investor shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person or entity and their respective heirs, executors, administrators, successors and assigns.

      a) No Regulatory Review. The Investor is aware that this is a limited private offering and that no federal, state or other agency has made any finding or determination as to the fairness of the investment nor made any recommendation or endorsement of the Common Shares.

      b) Ability to Evaluate. The Investor, by reason of the Investor's knowledge and experience in financial and business matters, is capable of evaluating the risks and merits of an investment in the Common Shares.

      c) Investment Intent. The Investor acknowledges that the purchase of Common Shares hereunder is being made for the Investor's own account, for investment purposes only and not with the present intention of distributing for reselling the Common Shares in whole or in part. The Investor further understands that the Common Shares are not being sold to the Investor in a transaction registered under the Securities Act, or any state securities laws. As a result, the Investor understands that there will be restrictions on the transfer and sale of the Common Shares. Investor hereby agrees to exercise the registration rights granted hereby, and to sell the Common Shares pursuant to such registration, in a manner consistent with the representations and warranties made by Investor to the Company hereunder. Investor understands that the SEC may in its discretion comment on certain aspects of the Registration Statement and the transaction and that such comments may cause delay in the Registration Statement becoming effective. The Company shall have no liability to Investor on account of any delays initiated by the SEC.

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      d)   Investment  Information.  The  Investor  has  received  and  reviewed pertinent information regarding the Company, including the most recent SEC Forms 10-K and 1O-Q filed by the Company prior to the execution of this Agreement and is capable of understanding and evaluating the information contained therein. Specifically, the Investor is fully aware of the risks relating to the business of the Company and purchase of the Common Shares. The Investor will rely solely upon his independent investigation and analysis in making the decision to purchase the Common Shares. In particular, and without limiting the generality of the foregoing, the Investor has not relied on, and the Investor's decision to subscribe for Common Shares has not been influenced by: (i) newspaper, magazine or other media articles or reports related to the Company or its business; (ii) promotional literature or other materials used by the Company for sales or marketing purposes, or (iii) any other written or oral statement of the Company or persons purporting to represent the Company. The Investor has had the opportunity to discuss all aspects of this transaction with management of the Company, has made or has had the opportunity to make such inspection of the books and records of the Company as the Investor has deemed necessary in connection with this investment, and any questions asked have been answered to the satisfaction of the Investor.

      e) Confidentiality. The Investor understands that the Offering is confidential. The Investor has not distributed information on the Offering to anyone other than such legal or financial advisors as the Investor has deemed necessary for purposes of evaluating an investment in the Common Shares.

      f) Authorization and Formation of Investor. The Investor, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Common Shares and such entity has not been formed for the specific purposes of acquiring Common Shares in the Offering. If the Investor is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the Company with any additional written information that may be requested by the Company.

      g) Accredited Investor Status. The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Act and within the meaning of similar regulations under state securities laws. If the Investor is an individual, he or she is of majority age. If the Investor is an entity, the person executing this Securities Purchase Agreement on behalf of the Investor is of majority age.

6. Reliance on Representations and Warranties: Indemnity. The Investor understands that the Company will rely on the representations and warranties of the Investor herein in determining whether a sale of the Common Shares to the Investor is in compliance with federal and applicable state securities laws. The Investor hereby agrees to indemnify the Company and its affiliates, and hold the Company and its affiliates and agents harmless from and against any and all liability, damage, cost or expense (including reasonable attorneys' fees) incurred on account of or arising out of: (a) any inaccuracy in the Investor's

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      declarations,  representations and warranties set forth in this Agreement;
      (b) the disposition of any of the Common Shares which the Investor will receive, contrary to the Investor's declarations, representations and warranties in this Agreement; (c) any lawsuit or proceeding based upon a
      claim  that  said   declarations,   representations   or  warranties  were
      inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any of its affiliates or the disposition of all or any part of the Investor's Common Shares and (d) the Investor's failure to fulfill any or all of the Investor's obligations herein.

7. Updating Information. All of the information set forth herein with respect to the Investor, including, without limitation, all of the representations and warranties set forth in Section 5, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the acceptance of this subscription by the Company, the Investor will immediately furnish the revised or corrected information to the Company.

8. Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, if to the Company at the address set forth on the first page of this Agreement, and to Investor, at the address set forth following the Investor's signature to this Agreement, or, to such other address as either the Company or the Investor shall designate to the other by notice in writing in accordance with this Section 9.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of North Carolina.

10. Representations and Warranties of the Company. The Company represents and warrants to Investor as follows:

      a) The Company has legal capacity, power and authority to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

      b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      c) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over the Company or the Company's properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement or other instrument to which the Company is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.


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      d)   There is no litigation  or proceeding  pending or, to the best of the
           Company's knowledge, threatened, against the Company which would have a material effect on the validity or performance of this Agreement.

      e) Upon consummation of the transaction contemplated hereby, the Investor will own the Common Shares free and clear of all liens, rights, claims, charges and other encumbrances and the delivery of the Shares to the Investor pursuant to this Agreement will transfer legal and valid title thereto, free and clear of all liens, rights, claims, charges and other encumbrances.

      f) The Company will pay all transfer fees and expenses, except such expenses of registration as are described in the Registration Rights Agreement executed pursuant to Section 2 hereof.

      g) The Common Shares, when issued and delivered, will be duly and validly authorized and issued, and when paid for by the Investor in accordance with this Agreement will be fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the Company.

      h) The Company hereby agrees to indemnify and hold harmless the Investor from and against any liability, damage, cost or expense incurred as a result of breach by the Company of any representation, warranty or covenant of the Company hereunder.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]



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11.   Signatures. The Investor declares that the statements, representations and warranties contained herein are true, correct and complete and that this Agreement was executed at:


         St. Paul                             Minnesota
         (City)                               (State)

Number of Common Shares                    235,295  @ $ 2.55  Per Share
Total Purchase Price                $      (less amount for fractional shares)
                                    $  600,002.25

Exact Name(s) in which ownership
of Common Shares is to be registered:        Harry G. McCoy, Jr.

Address:      402 West Country Road D
City, State, Zip Code:   St. Paul, MN  55112

Subscriber                                  Joint Subscriber (if necessary)

  Harry G. McCoy, Jr.
(Print Name)                        (Print Name)

 /s/ Harry G. McCoy, Jr.
(Signature)                                 (Signature)

- ------------------------                    -------------------------
(Title)                                     (Title)

Date:    1/31/96                            Date: ____________________

RECEIVED AND ACCEPTED AT __________________________, North Carolina:
                               (City)
Amount: $
Date:

EDITEK, Inc.

By:      /s/  James D. Skinner

Its:       President and CEO

* To be determined by dividing aggregate purchase price by the purchase price per share calculated under Section 4.
**       Purchase price per share calculated under Section 4.



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